Exhibit 99.1

Courier Reports First-Quarter Results

Sales, Earnings Declines Reflect Nationwide Recession

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--January 14, 2009--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced results for the quarter ended December 27, 2008, the first quarter of its 2009 fiscal year. A modest rise in book manufacturing sales was offset by across-the-board declines in the company’s specialty publishing segment, reflecting reduced spending by both retailers and consumers as the United States economy continued to slow. Revenues for the quarter were $59.6 million, down 5% from last year’s first-quarter sales of $62.9 million. Net income for the quarter was $0.7 million, compared to $1.4 million in the first quarter of fiscal 2008. Net income per diluted share for the quarter was $.06 versus $.11 in the first quarter of fiscal 2008.

Sales were down in all three of Courier’s publishing businesses. The steepest declines were at Creative Homeowner in keeping with recent quarters and the persistent weakness in the nation’s housing sector. The increased operating loss at Creative Homeowner for the quarter accounted for the entire decline in Courier’s first-quarter net income from fiscal 2008. Results were better in the company’s book manufacturing segment, with revenues up 2% and operating income up substantially, led by gains in sales of four-color books to educational and trade publishers.

“The U.S. economy continued to take a toll on our performance this quarter,” said Courier Chairman and Chief Executive Officer James F. Conway III. “We took aggressive measures to manage in this tough environment, and they are helping—most notably the December completion of Creative Homeowner’s previously announced exit from its ancillary book distribution business. But with businesses and consumers everywhere cutting back on spending, our industry has inevitably felt the effects.

“Against this dark picture, we had isolated successes in publishing and a generally positive quarter in book manufacturing, with a small gain in the religious market and robust growth in sales of four-color textbooks and trade books. Unfortunately, we also saw a continuing decline in demand for one- and two-color work, which led to reduced capacity utilization at several plants. As a result, with great regret, earlier this week we announced the closing of the smallest of these facilities, Book-mart Press in North Bergen, New Jersey.

“By managing conservatively, aligning our capacity closely with customer needs and continuing to deliver outstanding service, we are confident that we will get through this recession as we have in generations past. And we are determined to do so in a manner that will position us favorably in relation to emerging opportunities, industry competitors and the eventual increase in demand.”

Book manufacturing sales and income rise on four-color gains

Courier’s book manufacturing segment had first-quarter sales of $50.9 million, up 2% from $49.7 million in last year’s first quarter. The segment’s operating income was $3.6 million, up 51% from $2.4 million a year ago. Gross profit in the segment rose to $10.6 million from $10.4 million in fiscal 2008, and as a percentage of sales was unchanged at 20.9%.

The book manufacturing segment focuses on three publishing markets: education, religious, and specialty trade. Sales to the education market were up 4% in the quarter, primarily from sales of four-color textbooks for colleges and universities. Sales to the specialty trade market were up 10%, again driven by increased four-color demand. Sales to the religious market were up 1% from last year’s first quarter, in keeping with long-term growth expectations in the low single digits.

The segment’s solid growth in four-color sales was partly offset by sagging demand at the one- and two-color levels, a trend made worse by the weak economy. Faced with this trend and the need for cost reductions throughout the company, on January 12th Courier announced the closing of Book-mart Press, Inc., a business dedicated to short-run, single-color production. Acquired by Courier in 1997, Book-mart had 72 employees and approximately $7 million of sales annually. The company estimates that over the next two quarters, severance costs and other expenses related to the closing will total approximately $2 million, or $.10 per diluted share.

“Our past investments in four-color technology served us well this quarter,” said Mr. Conway. “Our double-digit growth in four-color sales was by far the brightest spot in a gloomy economic picture. Inevitably, the steady shift to four-color has made a portion of our one- and two-color capacity redundant, and in this weak economy we have had to trim operations to reflect that reality. At the same time, we will still be able to serve our Book-mart customers at our other manufacturing plants. We are grateful for the past contributions of Book-mart Press and its employees, and we will do our best to help them through this painful transition.

“Meanwhile, our growth in education sales reflects the return of a stronger focus on the college market. We have served this market well for many years, and though much of our recent expansion in Kendallville, Indiana was focused on books for the elementary and high school levels, that capacity is equally applicable to college textbooks and four-color trade books. Today, with state and local school budgets under intense pressure, we hope continued growth in the college and trade markets will add stability to an uncertain outlook for 2009.”

Specialty publishing sales down; Creative Homeowner exits book distribution

Courier’s specialty publishing segment includes three businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and Creative Homeowner, which publishes books on home design, decorating, landscaping and gardening.

First-quarter revenues for the segment were $11.5 million, down 25% from $15.3 million in last year’s first quarter. Sales were down in all three businesses, with declines of 13% at Dover, 27% at REA and 41% at Creative Homeowner, nearly all attributable to the weak economy and reduced consumer spending. Of the segment’s resulting operating loss of $1.9 million, more than $1.5 million was incurred at Creative Homeowner, including approximately $250,000 related to its December exit from its side business as a general book distributor serving a single customer. Following this transition, the customer, a nationwide retailer, continues as a major sales channel for books published by Creative Homeowner.

“All of our publishing businesses faced a daunting sales environment in what turned out to be one of the worst holiday seasons for American retailers in many years,” said Mr. Conway. “Despite positive responses to many new Dover products and a few successes such as its Obama paper doll book, the downward trend was inescapable. At Creative Homeowner, the decline was deeper, reflecting the continuing crisis in America’s housing sector. However, the company’s exit from its book distribution business has removed a significant source of operating losses and will now allow Creative Homeowner to focus exclusively on its core publishing activities. In addition, throughout all of our brands, we are adding lower-priced titles and special promotions that give consumers attractive new ways to obtain maximum value for every dollar spent.”

Outlook

“With the United States economy in recession, our sales environment remains challenging,” said Mr. Conway. “At the same time, we do not know what effects, if any, the incoming administration’s economic stimulus package will have on this situation. As a result, forecasting is unusually difficult, and so our guidance for fiscal 2009 will continue to be wider than usual.

“We do, however, expect to perform well in book manufacturing, with continued sales growth in religious scriptures as well as four-color books for the education and trade markets. In specialty publishing, we have adjusted our sales outlook to reflect the continuing caution of consumers and retailers. But we believe the difficult organizational steps we have taken in both of our business segments will help to bring our cost structure in line with market conditions.

“For fiscal 2009, we project total sales of between $269 million and $281 million. And we expect full-year earnings per diluted share of $1.10 to $1.25, excluding the charges related to Book-mart Press, versus $1.22 per share in fiscal 2008, excluding last year’s third quarter impairment charge.

“Factors not incorporated into our guidance include the potential impact of continued weakness in the credit markets on customers, competitors and vendors in both of our business segments, and the possibility of future impairment or restructuring charges.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company’s operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to measures of financial performance prepared in accordance with GAAP. For the first quarter of fiscal 2009, Courier’s EBITDA was $7 million, compared to $8 million for last year’s first quarter. For the full year, we expect EBITDA to be between $44 million and $47 million.”

About Courier Corporation

Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in tax regulations, changes in environmental regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share amounts)

	FIRST QUARTER ENDED
	December 27,	December 29,
	2008	2007

Net sales	$59,647	$62,863
Cost of sales	45,219	46,122

Gross profit	14,428	16,741

Selling and administrative expenses	13,076	14,216

Operating income	1,352	2,525

Interest expense, net	227	295

Income before taxes	1,125	2,230

Provision for income taxes	422	814

Net income	$703	$1,416

Net income per diluted share	$0.06	$0.11

Cash dividends declared per share	$0.21	$0.20

Wtd. average diluted shares outstanding	11,831	12,695

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$50,882	$49,707
Specialty Publishing	11,503	15,256
Elimination of intersegment sales	(2,738)	(2,100)
Total	$59,647	$62,863

Operating income (loss):
Book Manufacturing	$3,588	$2,378
Specialty Publishing	(1,927)	485
Stock based compensation	(383)	(440)
Intersegment profit	74	102
Total	$1,352	$2,525

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	FIRST QUARTER ENDED
	December 27,	December 29,
	2008	2007

Net sales	$50,882	$49,707
Cost of sales	40,270	39,316

Gross profit	10,612	10,391

Selling and administrative expenses	7,024	8,013

Operating income	$3,588	$2,378

SPECIALTY PUBLISHING SEGMENT	FIRST QUARTER ENDED
	December 27,	December 29,
	2008	2007

Net sales	$11,503	$15,256
Cost of sales	7,761	9,009

Gross profit	3,742	6,247

Selling and administrative expenses	5,669	5,762

Operating income (loss)	($1,927)	$485

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	December 27,	September 27,
ASSETS	2008	2008

Current assets:
Cash and cash equivalents	$166	$178
Investments	707	820
Accounts receivable	35,407	45,626
Inventories	42,492	37,166
Deferred income taxes	4,681	4,680
Other current assets	2,534	1,528
Total current assets	85,987	89,998

Property, plant and equipment, net	94,172	95,692
Goodwill and other intangibles	43,782	43,832
Prepublication costs	9,530	9,595
Other assets	1,366	1,381

Total assets	$234,837	$240,498

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$93	$93
Accounts payable	13,354	16,966
Accrued taxes	743	3,560
Other current liabilities	12,214	12,557
Total current liabilities	26,404	33,176

Long-term debt	25,815	23,646
Deferred income taxes	5,126	4,687
Other liabilities	2,713	2,765

Total liabilities	60,058	64,274

Total stockholders' equity	174,779	176,224

Total liabilities and stockholders' equity	$234,837	$240,498

COURIER CORPORATION
CONSOLIDATED STATEMENTS OF FREE CASH FLOW (Unaudited)
(In thousands)

	For the Three Months Ended
	December 27,	December 29,
	2008	2007

Operating Activities:
Net income	$703	$1,416
Adjustments to reconcile net income to cash provided from operating activities:

Depreciation and amortization	5,334	5,174
Stock based compensation	383	440
Deferred income taxes	438	691
Changes in working capital	(2,885)	318
Other, net	(94)	(169)

Cash provided from operating activities	3,879	7,870

Investments in organic growth:
Capital expenditures	(2,479)	(2,192)
Prepublication costs	(1,200)	(1,228)

Free cash flow	200	4,450

Financing Activities:
Long-term borrowings, net	2,169	772
Cash dividends	(2,494)	(2,523)
Proceeds from stock plans	-	105
Stock repurchases	-	(2,893)
Other	113	50

Cash used for financing activities	(212)	(4,489)

Decrease in cash and cash equivalents	($12)	($39)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Capital expenditures	($2,479)	($2,192)
Prepublication costs	(1,200)	(1,228)
Other	113	-
Cash used for investing activities	($3,566)	($3,420)

Other non-GAAP measures - EBITDA:
Net income	$703	$1,416
Provision for income taxes	422	814
Interest expense, net	227	295
Depreciation and amortization	5,334	5,174
EBITDA	$6,686	$7,699

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including Free Cash Flow and EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to measures of financial performance prepared in accordance with GAAP.

CONTACT:
Courier Corporation
James F. Conway III, Chairman,
President and Chief Executive Officer
or
Peter M. Folger
Senior Vice President and
Chief Financial Officer
978-251-6000
www.courier.com